Exhibit 107

CALCULATION OF FILING FEE

Form S-8

(Form type)

Canaan Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title(1)	Fee Calculation Rule	Amount Registered(2) (3)		Proposed Maximum Offering Price Per Class A Ordinary Share		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Class A ordinary shares, par value US$0.00000005 per share	Rule 457(c) and (h)	420,620,774	(4)	$0.21	(4)	$88,330,362.54	0.00011020	$9734.01

Total Offering Amounts							$88,330,362.54		$9734.01

Total Fee Offsets									—

Net Fee Due									$9734.01

(1)	These Class A ordinary shares, par value US$0.00000005 per share (the “Class A Ordinary Shares”) of Canaan Inc. (the “Company” or “Registrant”) may be represented by the Registrant’s American depositary shares (“ADSs”), each of which represents 15 Class A Ordinary Shares. ADSs issuable upon deposit of the securities registered hereby have been registered under a separate registration statement on Form F-6 (Registration No. 333-234510).

(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement includes an indeterminate number of additional Class A Ordinary Shares, which may be offered and issued under the Registrant’s Amended and restated Share Incentive Plan (the “2018 Plan”) to prevent dilution from stock splits, stock dividends or similar transactions.

(3)

The total number of Class A Ordinary Shares which may be issued under the 2018 Plan was initially 51,624,000 Class A Ordinary Shares. In April 2021, and on every January 1 thereafter during which the 2018 Plan remains in effect, the maximum aggregate number of Class A Ordinary Shares which may be subject to awards under the 2018 Plan may be automatically increased by 15.0% of the total number of Class A Ordinary Shares issued and outstanding on December 31 of the preceding calendar year, if and whenever the unallocated Class A Ordinary Shares which may be issuable under the 2018 Plan account for less than 3% of the then total issued and outstanding Class A Ordinary Shares. As such, (i) 355,833,333 Class A Ordinary Shares has been registered under the Registrant’s registration statements on Form S-8 (File No. 333-255471), as filed with the Securities and Exchange Commission (the “Commission”) on April 23, 2021; and (ii) and an additional 420,620,774 Class A Ordinary Shares are being registered on the registration statement to which this exhibit 107 is a part to cover the additional Class A Ordinary Shares that may be issued under the 2018 Plan, which were not previously registered under the Registrant’s registration statements on Form S-8 (File No. 333-238717 and File No. 333-255471), as filed with the Securities and Exchange Commission (the “Commission”) on May 27, 2020 and April 23, 2021, respectively.

(4)

The amount of Class A ordinary shares to be registered represents Class A ordinary shares that are reserved for future award grants under the 2018 Plan. The proposed maximum offering price per share, which is estimated solely for the purposes of calculating the registration fee under Rule 457(h) and Rule 457(c) under the Securities Act, is based on $3.105 per ADS, the average of the high and low prices for the Registrant’s ADSs as quoted on The Nasdaq Global Market on April 14, 2022.